Exhibit 99.1

Cannabis Company Kaya Holdings, Inc’s Greek Joint Venture Receives Crucial Installation License for 50K Sq. Ft. Medical Cannabis Facility in Epidaurus, Greece

FT. LAUDERDALE, FL /July 6, 2022 / Kaya Holdings, Inc., ("KAYS" or the "Company") (OTCQB:KAYS), the first U.S. publicly traded company to hold and operate cannabis licenses in all "touch the plant" categories, announced today that its majority owned subsidiary Kaya Farms Greece’s second joint venture project “Greek Kaya” has been issued its crucial Cannabis Installation License, allowing for the development of a planned Medical Cannabis Facility in Epidaurus, Greece.

Greek Kaya plans to utilize the facility to cultivate and manufacture KAYS proprietary cannabis brands (CBD/THC) for distribution in the Greek, German and other EU markets as permitted by local regulations.

KAYS’ newest project with 50K square feet of already

constructed buildings is designed to fast-track sales

of KAYS proprietary cannabis brands and products to the EU.

The Greek Kaya Project is designed to include 25,000 square feet of indoor cannabis cultivation, a 15,000 square foot EU-GMP extraction and processing facility, and a 10,000 square foot EU-GMP packing area. There is ample room for expansion up to an additional 15,000 square feet on site.

Management expects to reach an agreement on favorable terms to purchase the property over the coming months, subject to final negotiations and project financing. Management also noted that while they expect to conclude the deal to acquire the property, the license is transferrable to another location in Greece and therefore has intrinsic and strategic value.

“This new license further demonstrates our commitment to establishing a Mediterranean (Greece/Israel) based cannabis eco-system that will serve the EU and other global markets”, commented KAYS CEO Craig Frank. “We are gaining access to markets expected to rival the U.S. in size and opportunity”, Frank continued, “but at a fraction of the cost required in the U.S. This will prove critical as the cannabis market expands beyond North America”.

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We routinely receive calls and emails from shareholders asking us questions about KAYS, so we are asking all KAYS shareholders to email us and confirm their contact info. Please email info@kayaholdings.com with “KAYS shareholder update” in the subject line and include your name, address, phone number and number of shares you own so that we may make sure you receive all updates and can respond to any shareholder inquiries.

About Kaya Holdings, Inc. (www.kayaholdings.com)

Kaya Holdings, Inc. (OTCQB:KAYS) is an industry veteran, touch-the-plant, vertically integrated legal cannabis company operating a number of majority-owned subsidiaries that retail, cultivate, produce and distribute premium medical and recreational cannabis products, including flower, concentrates, oils and extracts, cannabis-infused foods and beverages, topicals and cannaceuticals. KAYS is a fully reporting, US-based publicly traded company, listed for trading on the OTCQB Tier of the over-the-counter market under the symbol OTCQB:KAYS.

Summary of Operations

KAYS corporate structure includes the following three majority-owned subsidiaries, each responding to various demands and opportunities in the cannabis industry:

Marijuana Holdings Americas, Inc. owns the Kaya Shack™ brand of licensed medical and recreational marijuana stores (www.kayashack.com) and the Kaya Farms™ brand of cannabis production and processing operations that operate in the United States.

Kaya Brands USA, Inc. owns a wide range of proprietary brands of cannabis extracts, oils, pre-rolls, topicals, food and beverages, cannaceuticals and related accessories.

Kaya Brands International, Inc., was founded to serve as the vehicle for the Company's non-U.S. operations including retail franchising in Canada and cultivation activities in Greece and Israel.

Marijuana Holdings Americas, Inc.- U.S. Cannabis Operations

Kaya Shack™ Retail Cannabis Stores

In 2014, KAYS became the first United States publicly traded company to own and operate a Medical Marijuana Dispensary. KAYS presently operates two Kaya Shack™ OLCC licensed marijuana retail stores to service the legal medical and recreational marijuana market in Oregon.

Kaya Farms™

Lebanon, Oregon Farm & Greenhouse Facility: KAYS owns a 26-acre parcel in Lebanon, Linn County, Oregon. KAYS has received Linn County Zoning approvals and is awaiting final OLCC inspection and license approval.

Kaya Brands USA, Inc.- Brand and Product Development

The Company maintains a genetics library of over 150 strains of cannabis and owns a number of proprietary brands in traditional and innovative cannabis categories including Kaya Buddies™ pre-rolls, Really Happy Glass™ cannabis accessories, and Kaya Gear™, company-related and cannabis-centric fashion. These brands are currently available at Kaya Shack™ stores. Brands the Company plans to introduce in 2022 include Pakalolo Juice Company™, Tony Giggles Pleasure Foods™, Wooz Chews™, Syzygy Extracts™, Sesh Sticks™, Soothe Topicals™, and Cannamo Pet Treats™, Urban Shaman™ and Aglaea Pharma™.

Kaya Brands International, Inc.- Foreign Cannabis Operations

After over six years of conducting "touch the plant" U.S. cannabis operations inside the strict regulatory confines of a public company, KAYS has formed a subsidiary, Kaya Brands International, Inc. ("KBI") to leverage its experience and expand into worldwide cannabis markets. KBI's current operations and initiatives include:

Kaya Kannabis- Kaya Farms™ Greece S.A. ("Kaya Farms Greece," a Greek Corporation) is a majority owned subsidiary of KBI. Kaya Farms Greece currently has two medical cannabis cultivation and processing projects in Greece- “Greekkannabis” in Thebes and “Greek Kaya” in Epidaurus.

Greekkannabis has a development license from the Greek authorities and a purchase option on 15 acres in Thebes, Greece. The farm has large-scale cultivation capacities and the company expects to develop the site once legal cannabis demand warrants an increase in capacity.

Greek Kaya is situated on 2.8 acres of land in Epidaurus, Greece. The project recently received its development license from the Greek Authorities and is in process of securing a purchase agreement to acquire the property. The Epidaurus Project will include 25,000 square feet of indoor cannabis cultivation, a 15,000 square foot EU-GMP extraction and cultivation facility, and a 10,000 square foot EU-GMP packing facility, housed in two top-condition connected structures totaling more than 50,000 square feet of under-air space. There is ample room for expansion with room to construct an additional 15,000 square feet on site.

Kaya Farms™ Israel- Kaya Shalvah LTD ("Kaya Farms Israel," an Israeli Corporation) is a majority owned subsidiary of KBI. Kaya Farms Israel has been awarded its cannabis cultivation development license from the Office of Medical Cannabis at the Israeli Ministry of Health (“YAKAR”). The Company is currently evaluating a number of opportunities in Israel and expects to be announcing its updated plans by at the coming Shareholder Meeting update targeted for July 27, 2022.

Important Disclosure

KAYS is planning execution of its stated business objectives in accordance with current understanding of state and local laws and federal enforcement policies and priorities as it relates to marijuana. Potential investors and shareholders are cautioned that KAYS and MJAI will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana products, engaging in said activities or acquiring existing cannabis production/sales operations). Advice of counsel with regard to specific activities of KAYS, federal, state or local legal action or changes in federal government policy and/or state and local laws may adversely affect business operations and shareholder value.

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more information contact Investor Relations: info@kayaholdings.com